UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 17, 2015

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) On September 17, 2015, Marsh & McLennan Companies, Inc. (the “Company”) issued a press release announcing the retirement of J. Michael Bischoff, our Chief Financial Officer. Mr. Bischoff will remain CFO through December 31, 2015, and Mark C. McGivney, age 48, currently Senior Vice President, Corporate Finance, will assume the role of CFO effective January 1, 2016. Mr. Bischoff will continue on a part-time basis, assisting in the transition through March 31, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(e) On September 17, 2015, the Company entered into a letter agreement with Mr. McGivney governing the terms of his employment as Chief Financial Officer effective January 1, 2016. The principal terms of Mr. McGivney's letter agreement are summarized below.

Salary and Bonus. Mr. McGivney will receive an annual base salary of $750,000. Mr. McGivney will be eligible for an annual bonus with an anticipated target equal to $1,200,000 commencing with the 2016 performance year (awarded in 2017). His actual bonus may range from 0% to 200% of target, based on achievement of individual performance objectives and Company performance as the Company may establish from time to time.

Long-Term Incentive Compensation. Mr. McGivney will be eligible to participate in the Company's long-term incentive program with an anticipated target grant date fair value of $1,500,000, beginning with the annual grant in 2016.

Participation in the Senior Executive Severance Plan. Mr. McGivney will participate in the Senior Executive Severance Plan. In the event his employment with the Company terminates, the Senior Executive Severance Plan will govern the terms under which he may be eligible to receive severance and other transition benefits from the Company. In general, the Senior Executive Severance Plan provides benefits to participants in the event of a termination of employment by the Company without cause or, within the two-year period following a change in control of the Company, either by the Company without cause or by the participant for good reason. Benefits under the Plan generally include cash severance equal to one year's base salary plus a bonus equal to the average of the annual bonuses paid to the participant for each of the three prior calendar years; a pro-rata bonus for the year of termination; twelve months of outplacement services; and continued medical and dental coverage for twelve months at active employee rates. Severance payments and benefits are conditioned on the participant having properly and timely executed and delivered to the Company a valid, irrevocable waiver and release of claims agreement (including restrictive covenants) in a form satisfactory to the Company.

Benefits. Mr. McGivney will continue to be eligible to participate in the Company's employee benefit plans and programs on terms and conditions as are generally provided to similarly situated employees of the Company. In addition, Mr. McGivney will continue to be eligible to participate in the Financial Services Program, as in effect from time to time.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
99.1    Press release issued by Marsh & McLennan Companies, Inc. on September 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Carey Roberts
Name:	Carey Roberts
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date:    September 18, 2015

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on September 17, 2015.

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